Exhibit 31.2

SECTION 302(a) CERTIFICATION

I, Jerry Turin, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended June 29, 2013 of Oclaro, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 28, 2013	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer